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                                   EXHIBIT 5.1

                               Opinion of Counsel

                            FOLEY, HOAG & ELIOT LLP

                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170


                             TELEPHONE 617-832-1000
                             FACSIMILE 617-832-7000
                               http://www.fhe.com

                                                  1615 L STREET, N.W., SUITE 850
                                                      WASHINGTON, D.C. 20036
                                                         TEL: 202-775-0600
                                                         FAX: 202-857-0140
                                  June 11, 1999



Progress Software Corporation
14 Oak Park
Bedford, MA 01730


Ladies and Gentlemen:

     We have acted as counsel for Progress Software Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of up to 1,500,000 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), issuable, either under awards currently issued and outstanding or under awards issuable subsequent to the date hereof, pursuant to the Progress Software Corporation 1997 Stock Incentive Plan (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i)   the Registration Statement;

     (ii)  the Plan;

     (iii) the Restated Articles of Organization of the Company, as amended as of the date hereof;

     (iv)  the By-Laws of the Company, as amended as of the date hereof; and

     (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.




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In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the laws of The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that the Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in the awards relating thereto and the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                  Very truly yours,

                                                  FOLEY, HOAG & ELIOT LLP


                                                  By /s/ Robert W. Sweet, Jr.
                                                     ------------------------
                                                     A Partner